Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2014, relating to the consolidated financial statements of Cohen & Steers, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013.
/s/ Deloitte & Touche LLP
New York, New York
April 15, 2014